UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 9, 2012

Commission file number    000-53236

SILVER HILL MINES, INC.

(Name of Small Business Issuer in its Charter)

NEVADA	91-1257351
(State of Incorporation)	(IRS Employer identification No.)

1425 Broadway Ave #454 Seattle, Washington	98122
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number, (206) 923 9022

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On November 9, 2012, the Board of Directors of Silver Hill Mines, Inc. ("Company") approved the appointment of John Scrudato, CPA (“Scrudato”) as the Company's new independent registered public accounting firm for the Company's 3rd quarter 2011 and 2012 fiscal year.

Previously, Mr. Randy Gruber of Gruber & Company LLC ("Gruber") gave his tentative resignation of withdrawing his PCAOB registration and therefore may no longer act as an independent registered public accounting firm.  Mr. Gruber explained that he has accepted a position with a holding company in New York, having recently qualified for and received the designation Chartered Global Management Accountant (CGMA) through the American Institute of Certified Public Accountants.  Attached to this Current Report on Form 8-K, we have attached a copy of his communication indicating his intentions.

Due to this potential change, the Company has been searching for a replacement firm and has retained Scrudato as of November 9, 2012.

As of this filing, Gruber is still properly registered in the United States with the Public Company Accounting Oversight Board (“PCAOB”) to perform our audit work up through the date of the last filing with the Securities and Exchange Commission (“SEC”). This statement should be taken to mean that at all relevant times; Gruber was validly registered as required under the rules and regulations of the U.S. PCAOB for periods in which Gruber was engaged to provide such attest services.

The reports of Gruber on the Company's consolidated financial statements for the fiscal years ended December 31, 2011 and December 31, 2010 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles, except that such reports on our financial statements contained an explanatory paragraph with respect to uncertainty as to the Company’s ability to continue as a going concern.

During the years ended December 31, 2011 and 2010 and through the filing date of this Current Report on Form 8-K, (i) there were no disagreements with Gruber on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Gruber, would have caused Gruber to make reference to the subject matter of the disagreement in its reports on the Company's consolidated financial statements for such years or any subsequent interim period through the date of this Current Report on Form 8-K, and (ii) there were no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K.

During the years ended December 31, 2011 and 2010 and through the filing date of this Current Report on Form 8-K, neither the Company nor anyone acting on its behalf consulted with Scrudato with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or (ii) any other matters or reportable events of the nature described in Items 304(a)(1)(iv) and (v) of Regulation S-K.

The Company has provided Gruber with a copy of the disclosures in this Current Report on Form 8-K and requested that Gruber furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements made by the Company in response to Item 304(a) of Regulation S-K.We have not received the letter from Gruber as the date of this filing.  However, because he has reviewed and approved of all the prior filings up until second quarter of this year, as well as his letter sent to us concerning his intentions, we believe that he will agree with the above statements.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

16.1

Communication from Randy Gruber, CPA of Gruber & Company LLC, dated August 11, 2012, stating intentions to cease auditing functions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silver Hill Mines, Inc. (Registrant)

/s/ Matthew Maza

Matthew Maza, President

Date: November 13, 2012